Exhibit 99.1
Joint Filer Information

Name:
   St. Paul Fire and Marine Insurance Company

Address:
   385 Washington Street
   St. Paul, MN 55102

Designated Filer:
   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   11/1/05

Signature:
   By:  /s/ Steven L.P. Schwen
   Its: Authorized Representative



Name:
   Split Rock Partners, LLC

Address:
   10400 Viking Drive, Suite 550
   Eden Prairie, MN 55344

Designated Filer:
   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   11/1/05

Signature:
   By:  /s/ Steven L.P. Schwen
   Its: Chief Financial Officer